Exhibit 10.3

AGREEMENT

AGREEMENT dated this 28th  day of February 2007, by and between OUTSIDERS ENTERTAINMENT, INC. (hereinafter “OUTSIDERS ”), a Delaware Corporation, with offices located at 153 West 27th Street, New York, New York 10001-6203 and Brian D. Wolff, President of OUTSIDERS .

WHEREAS, OUTSIDERS  is about to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form SB-2 and has filed an Exhibit 10.2 to such Registration Statement regarding methods of payment of offering expenses; and

WHEREAS, such Registration Statement includes in the “Liquidity” section, a specific discussion of OUTSIDERS ’s cash requirements for the next twelve (12) months (exclusive of offering expenses) and its specific viable plans to meet such requirements.

NOW, THEREFORE, it is herewith agreed as follows:

The undersigned, as President of OUTSIDERS  herewith agrees to defer OUTSIDERS’ compensation otherwise payable to him so as to permit OUTSIDERS  to remain viable and further agrees to loan OUTSIDERS amounts necessary to meet OUTSIDERS’  expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay OUTSIDERS’ costs and expenses.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when OUTSIDERS has the financial resources to do so.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement in both the Management’s Discussion and Analysis or Plan of Operation” section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 28th  day of February 2007.

OUTSIDERS ENTERTAINMENT, INC.

By:  /s/ Brian D. Wolff

Brian D. Wolff, President

By: /s/ Brian D. Wolff

Brian D. Wolff, Individually

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